UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2017

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 27, 2017, PROS Holdings, Inc., through its wholly owned subsidiary PROS, Inc. (the “Company”), entered into that certain Seventh Amendment (the “Amendment”) to the Credit Agreement, dated as of July 2, 2012 (the “Credit Agreement”), among the Company as Borrower, the lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

The Amendment provides for, among other things, an extension of the maturity date of the Credit Agreement to July 2, 2022, and additional financial covenants with which the Company must comply if the Company's liquidity falls below an amended amount of $50.0 million or upon the occurrence of an Event of Default.

As of the date hereof, there were no outstanding borrowings under the Credit Agreement.

The above description of the Amendment is a summary and is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

 (d)           The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Seventh Amendment to Credit Agreement, dated January 27, 2017, between PROS, Inc. and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: February 2, 2017
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Seventh Amendment to Credit Agreement, dated January 27, 2017, between PROS, Inc. and Wells Fargo Bank, National Association